UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2012

LaCROSSE FOOTWEAR, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-23800

Wisconsin	39-1446816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17634 NE Airport Way, Portland, Oregon	97230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  503-262-0110

Former name or former address if changed since last report:  no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR    240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On July 5, 2012, LaCrosse Footwear, Inc., a Wisconsin corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ABC-MART, INC., a corporation formed under the laws of Japan (“ABC-MART”), and XYZ Merger Sub, Inc., a Wisconsin corporation and a wholly owned subsidiary of ABC-MART (“Purchaser”).

Subject to the terms and conditions of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all outstanding shares of the Company’s common stock, $0.01 par value per share (the “Shares”), at a purchase price of $20.00 per Share, net to the seller in cash, but subject to any required withholding taxes (the “Offer Price”).

The Merger Agreement provides that Purchaser will commence the Offer within 10 business days after July 5, 2012, and that the Offer will remain open for at least 20 business days.

Upon successful completion of the Offer, the Company will be merged (the “Merger”) with and into the Purchaser, with the Company surviving the Merger as a wholly owned subsidiary of ABC-MART. Upon completion of the Merger, each Share remaining outstanding (other than Shares held by Purchaser and Shares held by the Company in treasury) will be converted into the right to receive the Offer Price in cash (without interest and subject to applicable withholding taxes). Additionally, each outstanding and unexpired option to purchase Shares (“Options”) will be accelerated such that each such Option shall become fully vested and exercisable immediately prior to the acceptance of Shares for payment pursuant to the Offer. Subject to certain documentary conditions, unexpired Options that have not been exercised and remain outstanding at the effective time of the Merger will be cancelled in exchange for the right to receive, for each Share subject to the Option, the excess of the Offer Price over the exercise price per Share applicable to such Option subject to applicable withholding taxes.

If Purchaser holds 90% or more of the outstanding Shares immediately following completion of the Offer, then the Company, ABC-MART and Purchaser will take all appropriate and necessary action to effect a “short-form” merger under the Wisconsin Business Corporations Law without obtaining additional approval of the Company’s Shareholders. Otherwise, the Company will hold a special meeting to obtain shareholder approval of the Merger. Subject to certain conditions and limitations, the Company has granted ABC-MART and Purchaser an option to purchase that number of Shares as would enable Purchaser upon exercise of such option to achieve ownership of greater than 90% of the outstanding Shares.

Purchaser’s obligation to accept and pay for Shares tendered in the Offer is subject to the tender of a minimum of 50% of the total Shares outstanding (determined on a fully diluted basis) and other customary conditions, including: (a) the absence of injunctions prohibiting the Offer or the Merger, (b) the absence of certain inaccuracies in the Company’s representations and warranties in the Merger Agreement, (c) compliance by the Company with its covenants in the Merger Agreement, (d) the absence of a material adverse effect on the Company, and (e) expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Japanese Foreign Exchange Law.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including covenants not to solicit proposals relating to alternative takeover proposals. The Company has also agreed to certain restrictions on its ability to respond to such proposals or change its recommendation in relation to the Offer, subject to fulfillment of certain fiduciary requirements of the Company’s Board of Directors.

The Merger Agreement contains specified termination rights for the parties and provides that, upon termination of the Merger Agreement under certain circumstances, the Company will be required to pay ABC-MART a termination fee of $5.5 million or, under certain other conditions, reimburse ABC-MART’s reasonable out-of-pocket expenses up to $1 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this report by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. The attached Merger Agreement is not intended to provide any other factual information about ABC-MART, Purchaser, or the Company. The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement for the purpose of allocating contractual risk between the parties to the Merger Agreement and not for the purpose of establishing matters as to fact. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement (i) may have been qualified, modified, or excepted by confidential disclosures made to the other party in connection with the Merger for the purpose of allocation of contractual risk, (ii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors and (iii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be viewed or relied upon as characterizations of the actual state of facts about ABC-MART, Purchaser or the Company.

On July 5, 2012, the Company and ABC-MART issued a joint press release regarding the execution of the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.1.

Tender and Voting Agreement

Concurrently with the execution of the Merger Agreement, all members of the Company’s Board of Directors and all executive officers of the Company (in their capacity as shareholders of the Company) entered into Tender and Voting Agreements (each a “Voting Agreement”) with ABC-MART and Purchaser. Pursuant to the terms and conditions of the Voting Agreements, these individuals agreed, among other things (i) to tender in the Offer all Shares beneficially owned by them and (ii) if necessary, to vote such Shares in favor of adoption of the Merger Agreement at any special shareholders’ meeting called for that purpose. The shareholders party to Voting Agreements collectively beneficially own an aggregate of approximately 8% of the Company’s outstanding Shares (excluding Shares issuable upon the exercise of Options beneficially owned by such shareholders or other shareholders). The Voting Agreements terminate, among other events, upon termination of the Merger Agreement in accordance with its terms. A copy of the form of Voting Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Important Information

NOTICE TO INVESTORS: THIS FILING IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES. THE TENDER OFFER FOR THE OUTSTANDING SHARES OF LACROSSE FOOTWEAR COMMON STOCK DESCRIBED IN THIS FILING HAS NOT COMMENCED. AT THE TIME THE TENDER OFFER IS COMMENCED, ABC-MART WILL FILE WITH THE SEC AND MAIL TO LACROSSE FOOTWEAR SHAREHOLDERS A TENDER OFFER STATEMENT ON SCHEDULE TO AND RELATED EXHIBITS, INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS AND LACROSSE FOOTWEAR WILL FILE WITH THE SEC AND MAIL TO ITS SHAREHOLDERS A TENDER OFFER SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 IN CONNECTION WITH THE TRANSACTION. THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT ABC-MART, LACROSSE FOOTWEAR, THE TRANSACTION AND OTHER RELATED MATTERS. INVESTORS AND SECURITYHOLDERS ARE URGED TO CAREFULLY READ EACH OF THESE DOCUMENTS WHEN THEY ARE AVAILABLE. INVESTORS AND SECURITYHOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THE TENDER OFFER STATEMENT, THE TENDER OFFER SOLICITATION AND RECOMMENDATION STATEMENT, AND OTHER DOCUMENTS FILED WITH THE SEC BY ABC-MART AND LACROSSE FOOTWEAR THROUGH THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. IN ADDITION, INVESTORS AND SECURITYHOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF ALL OF THESE MATERIALS BY CONTACTING THE RESPECTIVE INVESTOR RELATIONS DEPARTMENTS OF ABC-MART AND LACROSSE FOOTWEAR AT IR_INFO@ABC-MART.CO.JP AND BOOT@STCT.COM RESPECTIVELY.

Forward-Looking Statements

Statements in this filing concerning the proposed acquisition of LaCrosse Footwear by ABC-MART, the expected timetable for completing the transaction, expected long-term growth for the combined company, plans for geographic expansion in the global marketplace and any other statements about ABC-MART or LaCrosse Footwear managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. For further information concerning forward-looking statements, please read the disclosure under the heading “Forward Looking Statements” in LaCrosse Footwear’s Annual Report on Form 10-K for the year ended December 31, 2011 which has been filed with the SEC. Any statements that are not statements of historical fact (including any statements containing the words “believe”, “plans”, “anticipates”, “expects”, “estimates”, and similar expressions) should also be considered forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties and actual results could differ materially from those in the forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, conditions affecting the industries in which ABC-MART and LaCrosse Footwear operate, the possibility that certain conditions to the offer and the merger and to consummate the transactions will not be met, the ability of ABC-MART to successfully integrate LaCrosse’s operations and employees, and other factors found under the heading “Risk Factors” in the LaCrosse Footwear Annual Report on Form 10-K for the year ended December 31, 2011. The forward-looking statements contained in this filing speak only as of the date on which they are made and, except as required by law, neither ABC-MART nor LaCrosse Footwear express any intention or undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Title

2.1	Agreement and Plan of Merger by and among LaCrosse Footwear, Inc., ABC-MART, INC., and XYZ Merger Sub, Inc., dated as of July 5, 2012.

10.1	Form of Tender and Voting Agreement by and among ABC-MART, INC., XYZ Merger Sub, Inc., and certain shareholders of LaCrosse Footwear, Inc., dated as of July 5, 2012.

99.1	LaCrosse Footwear, Inc. Joint Press Release with ABC-MART, INC., dated as of July 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 5, 2012	LaCROSSE FOOTWEAR, INC.

By: /s/ Joseph P. Schneider
Joseph P. Schneider
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Title

2.1	Agreement and Plan of Merger by and among LaCrosse Footwear, Inc., ABC-MART, INC., and XYZ Merger Sub, Inc., dated as of July 5, 2012.

10.1	Form of Tender and Voting Agreement by and among ABC-MART, INC., XYZ Merger Sub, Inc., and certain shareholders of LaCrosse Footwear, Inc., dated as of July 5, 2012.

99.1	LaCrosse Footwear, Inc. Joint Press Release with ABC-MART, INC., dated as of July 5, 2012.